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Exhibit 10.3

SECURITY AGREEMENT

Dated August 5, 2004

From

The Grantors referred to herein,

as Grantors

to

BANK OF AMERICA, N.A.,

as Administrative Agent

SCHEDULES:

Schedule I	—	Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule II	—	Pledged Equity
Schedule III	—	Commercial Tort Claims
Schedule IV	—	Collateral Description
Schedule V	—	Intellectual Property

EXHIBITS:

Exhibit A	—	Form of Security Agreement Supplement
Exhibit B	—	Form of Copyright Security Agreement
Exhibit C	—	Form of Patent Security Agreement
Exhibit D	—	Form of Trademark Security Agreement

SECURITY AGREEMENT

        SECURITY AGREEMENT dated August 5, 2004 made by REFCO FINANCE HOLDINGS LLC, a Delaware limited liability company (the "Company"), NEW REFCO GROUP LTD., LLC, a Delaware limited liability company ("Holdings"), the other Persons listed on the signature pages hereof and the Additional Grantors (as hereinafter defined) (the Borrower (as defined in the Credit Agreement referred to below), Holdings, the Persons so listed and the Additional Grantors being, collectively, the "Grantors"), to BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with any successor administrative agent, the "Administrative Agent") for the Secured Parties.

PRELIMINARY STATEMENTS

        (1)   The Company has entered into a Credit Agreement dated of even date herewith (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") with Holdings, the Lenders, the L/C Issuer, the Swing Line Lender and the Agents party thereto.

        (2)   Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined) to secure their respective Secured Obligations (as hereinafter defined).

        (3)   It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

        (4)   Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents and the Secured Hedge Agreements (together with all instruments, agreements or other documents evidencing the Cash Management Obligations, the "Finance Documents").

        (5)   Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Securities Accounts, Security, Supporting Obligations and Uncertificated Security). "UCC" means the "Uniform Commercial Code" as defined in the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and participate in Letters of Credit, and the L/C Issuer to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows:

        SECTION 1.    Grant of Security.    Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor's right, title and interest in and to the following property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising, subject to the proviso at the end of this Section 1 (collectively, the "Collateral"):

          (a)   all Accounts;

          (b)   all cash and Cash Equivalents;

          (c)   all Chattel Paper;

          (d)   all Commercial Tort Claims (including, without limitation, the Commercial Tort Claims set forth on Schedule III hereto);

          (e)   the Cash Collateral Account, and all cash deposited therein from time to time;

          (f)    all Documents;

          (g)   all Equipment;

          (h)   all Farm Products;

          (i)    all Fixtures;

          (j)    all General Intangibles;

          (k)   all Goods;

          (l)    all Instruments;

          (m)  all Inventory;

          (n)   all Letter-of-Credit Rights;

          (o)   the following (the "Security Collateral"):

              (i)  all indebtedness evidenced by promissory notes or other instruments from time to time owed to such Grantor (the "Pledged Debt"), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

             (ii)  all Equity Interests from time to time acquired, owned or held by such Grantor in any manner (the "Pledged Equity"), including, without limitation, the Equity Interests held by each Grantor set forth opposite such Grantor's name on and otherwise described on Schedule II, and the certificates, if any, representing any such Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; provided that no Grantor shall be required to pledge, and the terms "Pledged Equity" and "Security Collateral" used in this Agreement shall not include, any Equity Interests in any Foreign Subsidiary acquired, owned or otherwise held by such Grantor which, when aggregated with all of the other shares of stock in such Foreign Subsidiary pledged by the Grantors, would result in more than 65% of the shares of stock in such Foreign Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956 2(c)(2) promulgated under the Code) (the "Voting Foreign Stock") being pledged to the Administrative Agent, on behalf of the Secured Parties under this Agreement, except to the extent such Equity Interests are required to be pledged hereunder pursuant to Section 6.12(a) of the Credit Agreement; provided further that all of the shares of stock or units or other Equity Interests in such Foreign Subsidiary not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (the "Non-Voting Foreign Stock") shall be pledged by such Grantor; and

            (iii)  all other Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto;

          (p)   all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Refco Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements) and the IP

  Agreements (as hereinafter defined), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (all such Collateral being the "Agreement Collateral"); provided that such Grantor shall not be required to grant a security interest in and a lien on, and the terms "Assigned Agreements" and "Agreement Collateral" shall not include, those contracts, instruments, licenses or other documents described in clause (C) of the proviso to this Section 1;

          (q)   the following (collectively, the "Intellectual Property Collateral"):

              (i)  all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto ("Patents");

             (ii)  all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("Trademarks");

            (iii)  all copyrights whether registered or unregistered ("Copyrights"), including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof;

            (iv)  all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing ("Computer Software");

             (v)  all confidential and proprietary information, including, without limitation, confidential and proprietary know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "Trade Secrets"), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

            (vi)  all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth on Schedule V, hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

           (vii)  all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

          (viii)  all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary ("IP Agreements"); and

            (ix)  any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

          (r)   all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

          (s)   all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and

          (t)    all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof or an additional insured thereunder, as applicable), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) any Letter-of-Credit Rights to the extent any Grantor is required by applicable law to apply the Proceeds of such Letter-of-Credit Rights for a specified purpose, (C) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty); provided that the limitation set forth in this clause (C) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by the UCC, (D) any Deposit Accounts of a Grantor, (E) any Securities Accounts of a Grantor, (F) any leasehold interest of any Grantor in any real property and (G) property subject to any Lien permitted by the Credit Agreement and securing the Customer Financings or any customer accounts that are subject to a negative pledge entered into in connection with a Customer Financing. Each Grantor shall, if requested to do so by the Administrative Agent, use commercially reasonable efforts to obtain any required consent described in clause (C) that is reasonably obtainable with respect to Collateral which the Administrative Agent reasonably determines to be material. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the "Collateral" shall not include at any time any right, title or interest of any Regulated Subsidiary in or to any property or asset now owned or hereafter acquired by such Regulated Subsidiary, except to the extent required to be pledged hereunder pursuant to Section 6.12(a) of the Credit Agreement; it being understood that the Equity Interests of any Regulated Subsidiary that are held directly by Holdings, the Borrower or any Restricted Subsidiary that is not a Foreign Subsidiary or a Regulated Subsidiary shall constitute "Collateral" hereunder, subject to the proviso set forth in clause (o)(ii) of this Section 1.

        SECTION 2.    Security for Obligations.    This Agreement secures, in the case of each Grantor, the payment of all (a) Obligations, (b) Secured Hedging Obligations (as defined in Section 18(a)) and (c) Cash Management Obligations (as defined in Section 18(b)), in each case of such Grantor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "Secured Obligations").

        SECTION 3.    Grantors Remain Liable.    Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Finance Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        SECTION 4.    Delivery and Control of Security Collateral.    (a) All certificates representing or evidencing the Pledged Equity and all instruments representing or evidencing the Pledged Debt in an aggregate principal amount in excess of $2,000,000 shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. During the continuation of an Event of Default and subject to Section 4(c), the Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 10(a), (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations, and (iii) convert Security Collateral consisting of Financial Assets held directly by the Administrative Agent to Security Collateral consisting of Financial Assets credited to any Securities Account.

        (b)   During the continuation of an Event of Default and subject to Section 4(c), promptly upon the request of the Administrative Agent, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an Uncertificated Security, such Grantor will cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such Security or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such Security originated by the Administrative Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Administrative Agent. During the continuation of an Event of Default and subject to Section 4(c), with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an Uncertificated Security, promptly upon the request of the Administrative Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

        (c)   Nothing in Sections 4(a) or 4(b) shall be construed to require any Grantor to enter into any control agreement with respect to any Deposit Account or Securities Account.

        SECTION 5.    Maintaining Electronic Chattel Paper, Transferable Records And Letter-of-credit Rights And Giving Notice Of Commercial Tort Claims.    So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or shall not have been otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer or any Lender shall have any Commitment:

          (a)   During the continuation of an Event of Default, promptly upon the request of the Administrative Agent, each Grantor will maintain (i) all Electronic Chattel Paper so that the Administrative Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Administrative Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record ("UETA"); and

          (b)   Each Grantor will give prompt notice to the Administrative Agent of any Commercial Tort Claim individually in excess of $5,000,000 that may arise in the future and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement.

        SECTION 6.    Representations and Warranties.    Each Grantor represents and warrants as follows:

          (a)   As of the Closing Date, (i) such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto and (ii) such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects.

          (b)   All Pledged Equity consisting of Certificated Securities has been delivered to the Administrative Agent in accordance herewith.

          (c)   Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, subject to Liens permitted under Section 7.01 of the Credit Agreement.

          (d)   The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable.

          (e)   The Pledged Equity pledged by such Grantor constitutes, as of the Closing Date, the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

          (f)    (i) This Agreement creates in favor of the Administrative Agent for the benefit of the Secured Parties a valid security interest in all the Collateral of each Grantor, securing the payment of the Secured Obligations of such Grantor; (ii) upon the filing of a UCC financing statement in the UCC filing office in the jurisdiction set forth in Schedule I under the heading "Jurisdiction of Organization" with respect to such Grantor, naming such Grantor as the debtor, the Administrative Agent as the secured party and including the collateral description set forth in Schedule IV, all actions necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing pursuant to the UCC, including without limitation unregistered Copyrights (all such Collateral, "Filing Collateral") shall have been duly made or taken and be in full force and effect, and the Lien created under this Agreement in such Grantor's Filing Collateral shall be perfected; and (iii) upon the timely recordation of a Copyright Security Agreement naming such Grantor as the grantor and the Administrative Agent as the secured party with the U.S. Copyright Office, all actions necessary to perfect the security interest in the Collateral of such Grantor consisting of the Copyrights described therein and IP Agreements with respect thereto ("Copyright Collateral") shall have been duly made or taken and be in full force and effect, and the Lien created under this Agreement in such Grantor's Copyright Collateral shall be perfected.

          (g)   Except as could not reasonably be expected to have a Material Adverse Effect:

              (i)  To the Grantor's knowledge, the operation of such Grantor's business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

             (ii)  The registered Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property

    Collateral by a Grantor or any Affiliate of a Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable.

            (iii)  Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in its registered Intellectual Property Collateral in full force and effect in the United States, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and recordation of any of its interests in the Copyrights with the U.S. Copyright Office. Such Grantor has used any statutory notice required in the United States in connection with its use of each registered Patent, Trademark and Copyright in the Intellectual Property Collateral.

            (iv)  To such Grantor's knowledge, (A) none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral.

             (v)  To such Grantor's knowledge, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral by such Grantor or any of its Affiliates or that would impair the validity or enforceability of such Intellectual Property Collateral.

        SECTION 7.    Further Assurances.    (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.

        (b)   Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Administrative Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

        (c)   Each Grantor will not permit any Collateral consisting of Equity Interests of any Subsidiary of such Grantor to constitute at any time a Financial Asset credited to a Securities Account.

        SECTION 8.    Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts.    (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 6(a) of this Agreement without first giving at least 10 days' (or such lesser period of time as the Administrative Agent may agree) prior written notice to the Administrative Agent and taking all action reasonably required by the Administrative Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.

        (b)   During the continuation of an Event of Default, if any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, upon the request of the Administrative Agent such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder and (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Administrative Agent's account subject only to the Administrative Agent's instructions.

        (c)   Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, at the Administrative Agent's direction during the continuation of an Event of Default, may take) such commercially reasonable action as such Grantor (or the Administrative Agent) may deem necessary or advisable to enforce collection thereof; provided that the Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Accounts of the assignment of such Accounts to the Administrative Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, all amounts and Proceeds (including, without limitation, Instruments) received by such Grantor in respect of the Accounts of such Grantor shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 8.03 of the Credit Agreement.

        SECTION 9.    As to Intellectual Property Collateral.    (a) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

        (b)   Except as could not be reasonably expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

        (c)   Except where failure to do so could not reasonably be expected to cause a Material Adverse Effect, each Grantor shall take all commercially reasonable steps which it (or the Administrative Agent during the continuation of an Event of Default) deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license's terms with respect to the standards of quality.

        (d)   With respect to its Intellectual Property Collateral, each Grantor agrees on the Closing Date to execute and deliver (i) an agreement substantially in the form of Exhibit B hereto (the "Copyright Security Agreement"), (ii) an agreement substantially in the form of Exhibit C hereto (the "Patent Security Agreement") and (iii) an agreement substantially in the form of Exhibit D hereto (the "Trademark Security Agreement", and, together with the Copyright Security Agreement and the Patent Security Agreement, the "Intellectual Property Security Agreements"), in each case for recording the security interest granted hereunder to the Administrative Agent in the Intellectual Property Collateral with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

        (e)   Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property Collateral after the Closing Date ("After-Acquired Intellectual Property") (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.

        SECTION 10.    Voting Rights; Dividends; Etc.    (a) So long as no Event of Default shall have occurred and be continuing:

            (i)  Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

           (ii)  Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary endorsement).

          (iii)  The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

        (b)   Upon the occurrence and during the continuance of an Event of Default:

            (i)  All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall, upon notice to such Grantor by the Administrative Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

           (ii)  All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary endorsement).

        (c)   The Administrative Agent on behalf of the Secured Parties acknowledges and recognizes that the ability of the Secured Parties to exercise the voting rights described in clause (b) of this Section 10 (but not any other rights described therein) with respect to any Collateral constituting Equity Interests in any Regulated Subsidiary (which, as of the Closing Date, are the entities designated as such on Schedule 5.11 to the Credit Agreement) is subject to any applicable restrictions or prohibitions imposed thereon by any applicable Governmental Authorities or Regulatory Supervising Organizations.

        SECTION 11.    Transfers and Other Liens; Additional Shares.    (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and other Liens permitted under the Credit Agreement.

        (b)   Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other Securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other Securities (subject to Section 1(o)(ii) with respect to Voting Foreign Stock).

        SECTION 12.    Administrative Agent Appointed Attorney-in-Fact.    Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Administrative Agent's discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a)   to obtain and adjust insurance required to be paid to the Administrative Agent,

          (b)   to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (c)   to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above, and

          (d)   to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

        SECTION 13.    Administrative Agent May Perform.    If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 16.

        SECTION 14.    Administrative Agent's Duties.    The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Administrative Agent in good faith, except to the extent that such liability arises from the Administrative Agent's gross negligence or willful misconduct.

        SECTION 15.    Remedies; Acknowledgements and Agreements with respect to Regulated Entities.    If any Event of Default shall have occurred and be continuing:

          (a)   The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral and (B) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Administrative Agent shall give the applicable Grantors at least ten (10) Business Days' written notice of the time and place of any public sale or the time after which any private sale is to be made and each Grantor agrees that such notice shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)   All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement).

          (c)   If the Administrative Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 15, each Grantor agrees that, upon request of the Administrative Agent, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

          (d)   The Administrative Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 15, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

          (e)   Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection (c) of this Section 15 and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Administrative Agent shall demand compliance with subsection (c) of this Section 15.

          (f)    The Administrative Agent on behalf of the Secured Parties acknowledges and recognizes that the ability of the Secured Parties to exercise the rights described in subsection (a) of this Section 15 with respect to any Collateral consisting of the Equity Interests in any Regulated Subsidiary (which, as of the Closing Date, are the entities designated as such on Schedule 5.11 to the Credit Agreement) is subject to any applicable restrictions or prohibitions thereon imposed by any applicable Governmental Authorities or Regulatory Supervising Organizations.

          (g)   The Administrative Agent on behalf of the Secured Parties acknowledges and agrees that the pledge of the Equity Interests in any Regulated Subsidiary does not afford the Secured Parties (i) any recourse to or against the assets directly held by such Regulated Subsidiary, or (ii) ownership of such Equity Interests.

        SECTION 16.    Indemnity and Expenses.    (a) Each Grantor shall indemnify and hold harmless each Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs (which shall be limited to one (1) counsel to the Secured Parties (exclusive of one local counsel in each relevant jurisdiction), unless (x) the interests of the Administrative Agent and the other Secured Parties are sufficiently divergent, in which case one (1) additional counsel may be appointed and (y) if the interests of any Secured Party or group of Secured Parties (other than all of the Secured Parties) are distinctly or disproportionately affected, one (1) additional counsel for such Secured Party or group of Secured Parties)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (1) the execution, delivery, enforcement, performance or administration of this Agreement or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (2) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Grantor, or any Environmental Liability related in any way to any Grantor, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Loan Documents by such Indemnitee or (y) arise from claims of any of the Secured Parties solely against one or more Secured Parties (and not by one or more Secured Parties against the Administrative Agent or one or more of the other Agents) that have not resulted from the action, inaction, participation or contribution of the Borrower or its Subsidiaries or other Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 16 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 16 shall be paid promptly. The agreements in this Section 16 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations, the termination of the security interests created hereunder and the release of the Liens created hereunder on all or any portion of the Collateral.

        (b)   Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of its counsel (which shall be limited to one (1) counsel (exclusive of one local counsel in each relevant jurisdiction)) and of any experts and agents, that the Administrative Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor or (ii) the exercise or enforcement of any of the rights of the Administrative Agent or the other Secured Parties hereunder.

        SECTION 17.    Amendments; Waivers; Additional Grantors; Etc.    (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor to which such amendment or waiver is to apply and the Administrative Agent (with the consent of the requisite number of Lenders specified in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

        (b)   Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I through V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I through V, respectively, hereto, and the Administrative Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Regulated Subsidiary shall be required at any time to become an "Additional Grantor" hereunder, except to the extent required pursuant to Section 6.12(a) of the Credit Agreement.

        SECTION 18.    Additional Secured Obligations.    (a) The Borrower may from time to time designate any of its or any other Grantor's obligations under any Secured Hedge Agreement as Secured Obligations for the purposes hereof by delivering to the Administrative Agent a certificate signed by a Responsible Officer that (i) identifies such Secured Hedge Agreement, specifying the names and address of the other party thereto, the notional principal amount thereof and the expiration date thereof and (ii) states that the Borrower's or such Grantor's obligations thereunder are designated as a Secured Obligation for the purpose hereof (the obligations in respect of any such designated Secured Hedge Agreement, "Secured Hedging Obligations").

        (b)   The Borrower may from time to time designate any of its or any other Grantor's obligations with respect to any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds as Secured Obligations for the purpose hereof by delivering to the Administrative Agent a certificate signed by a Responsible Officer that (i) specifies the name and address of the Person to which such obligations are owed and (ii) states that such obligations are designated as Secured Obligations for the purpose hereof (such designated obligations, "Cash Management Obligations").

        SECTION 19.    Notices, Etc.    All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 10.02 of the Credit Agreement, if to the Administrative Agent, at its address specified in Section 10.02 of the Credit Agreement. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

        SECTION 20.    Continuing Security Interest; Assignments under the Credit Agreement.    This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations other than Obligations with respect to Secured Hedge Agreements and Cash Management Obligations not yet due and payable, (ii) the Maturity Date and (iii) the termination or expiration of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their permitted respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.

        SECTION 21.    Release; Termination.    (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Loan Documents to any Person other than a Loan Party or upon the effectiveness of any consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.11 of the Credit Agreement, the Lien created under this Agreement on such Collateral (but not on any Proceeds thereof) shall automatically terminate; provided that, with respect to any Collateral that is also subject to any Lien securing any Junior Financing, the Lien created under this Agreement shall not terminate unless the Lien securing such Junior Financing is (or is simultaneously) terminated. Upon the release of any Grantor from its Guaranty, if any, in accordance with the terms of the Loan Documents, the Lien created under this Agreement on the Collateral of such Grantor shall automatically terminate and such Grantor shall automatically be released from its obligations hereunder. The Administrative Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence any release of the Lien created under this Agreement on any Collateral pursuant to this Section 21(a); provided that such Grantor shall have delivered to the Administrative Agent a written request therefor describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request. The Administrative Agent shall be authorized to rely on any such certificate without independent investigation.

        (b)   Upon the latest of (i) the payment in full in cash of the Secured Obligations other than Obligations with respect to Secured Hedge Agreements and Cash Management Obligations not yet due and payable, (ii) the Maturity Date and (iii) the termination or expiration of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, the Lien on all Collateral created under this Agreement shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Administrative Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

        SECTION 22.    Execution in Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

        SECTION 23.    The Mortgages.    In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

        SECTION 24.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.    (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        (b)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

        (c)   EACH GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

        SECTION 25.    Severability.    If any provision of any Loan Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

        IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

REFCO FINANCE HOLDINGS LLC
By:	Name: Title:
NEW REFCO GROUP LTD., LLC
By:	Name: Title:

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Schedule I to the
Security Agreement

CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION,
JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL
IDENTIFICATION NUMBER

Grantor	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.

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Schedule II to the
Security Agreement

PLEDGED EQUITY

Grantor	Issuer	Class of Equity Interest	Par Value (if applicable)	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares

Schedule III to the
Security Agreement

COMMERCIAL TORT CLAIMS

[Describe nature of claim(s)—see Comment 5 to UCC Section 9-108]

Schedule IV to the
Security Agreement

COLLATERAL DESCRIPTION

        "All personal property other than (A) motor vehicles the perfection of a security interest in which is excluded from the UCC, (B) any Letter-of-Credit Rights to the extent any Grantor is required by applicable law to apply the Proceeds of such Letter-of-Credit Rights for a specified purpose, (C) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty); provided that the limitation set forth in this clause (C) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by the UCC, (D) any Deposit Accounts of a Grantor, (E) any Securities Accounts of a Grantor, (F) any leasehold interest of any Grantor in any real property and (G) property subject to any Lien securing the Customer Financings or any customer accounts that are subject to a negative pledge entered into in connection with a Customer Financing."

Schedule V to the
Security Agreement

INTELLECTUAL PROPERTY

I.
Patents

Grantor	Patent Titles	Country	Patent No.	Applic. No.	Filing Date	Issue Date

II.
Trademarks

Grantor	Domain Name/Mark	Country	Mark	Reg. No.	Applic. No.	Filing Date	Issue Date

III.
Trade Names

Names

IV.
Copyrights (including exclusive copyright licenses)

Grantor	Title of Work	Country	Title	Reg. No.	Applic. No.	Filing Date	Issue Date

Exhibit A to the
Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Bank of America, N.A.,
    as the Administrative Agent for the
    Secured Parties referred to in the
    Credit Agreement referred to below

REFCO FINANCE HOLDINGS LLC

Ladies and Gentlemen:

        Reference is made to (i) the Credit Agreement dated as of August 5, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Refco Finance Holdings LLC, a Delaware limited liability company, New Refco Group Ltd., LLC, a Delaware limited liability company ("Holdings"), the Lenders party thereto, Bank of America, N.A., as the L/C Issuer, the Swing Line Lender and the Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), and the other Agents named therein, and (ii) the Security Agreement dated August 5, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") made by the Grantors from time to time party thereto in favor of the Administrative Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

        Section 1.    Grant of Security.    The undersigned hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

        Section 2.    Security for Obligations.    The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

        Section 3.    Supplements to Security Agreement Schedules.    The undersigned has attached hereto supplemental Schedules I through V to Schedules I through V, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

        Section 4.    Representations and Warranties.    The undersigned hereby makes each representation and warranty set forth in Section 6 of the Security Agreement (as supplemented by the attached supplemental schedules) as of the date hereof.

        Section 5.    Obligations Under the Security Agreement.    The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the

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date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

        Section 6.    GOVERNING LAW.    THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,
[NAME OF ADDITIONAL GRANTOR]
By:
Title:
Address for Notices:

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Exhibit B to the
Security Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

        This Copyright Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Copyright Security Agreement") dated                         , 20     is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        WHEREAS, Refco Finance Holdings LLC, a Delaware limited liability company, has entered into a Credit Agreement dated as of August 5, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with New Refco Group Ltd., LLC, a Delaware limited liability company ("Holdings"), Bank of America, N.A., as the L/C Issuer, the Swing Line Lender and the Administrative Agent, the other Agents named therein and the Lenders party thereto.

        WHEREAS, as a condition precedent to the making of the Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement and entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement dated August 5, 2004 made by the Grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

        WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Copyrights of the Grantors, and have agreed as a condition thereof to execute this Copyright Security Agreement for recording with the U.S. Copyright Office and any other appropriate governmental authorities.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

        Section 1.    Grant of Security.    Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor's right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the "Copyright Collateral"), whether now owned or existing or hereafter acquired or arising:

          (i)    each Copyright owned by the Grantor, including, without limitation, each U.S. Copyright registration and application therefor, referred to in Schedule 1 hereto;

          (ii)   each exclusive Copyright license to which the Grantor is a party, including, without limitation, each U.S. Copyright license referred to in Schedule 1 hereto; and

          (iii)  any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.

        Section 2.    Security for Obligations.    The grant of continuing security interest in the Copyright Collateral by each Grantor under this Copyright Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

        Section 3.    Recordation.    Each Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this Copyright Security Agreement.

        Section 4.    Execution in Counterparts.    This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Section 5.    Grants, Rights and Remedies.    This Copyright Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Copyright Office. The security interest granted hereby has been granted to the Administrative Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto.

        Section 6.    GOVERNING LAW.    THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

REFCO FINANCE HOLDINGS LLC
By:
Title:
NEW REFCO GROUP LTD., LLC
By:
Title:
[OTHER GRANTORS]

Schedule 1
to Copyright
Security Agreement

U.S. Copyrights and Exclusive U.S. Copyright Licenses

Exhibit C to the
Security Agreement

FORM OF PATENT SECURITY AGREEMENT

        This Patent Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Patent Security Agreement") dated                         , 20     is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        WHEREAS, Refco Finance Holdings, a Delaware limited liability company, has entered into a Credit Agreement dated as of August 5, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with New Refco Group Ltd., LLC, a Delaware limited liability company ("Holdings"), Bank of America, N.A., as the L/C Issuer, the Swing Line Lender and the Administrative Agent, the other Agents named therein and the Lenders party thereto.

        WHEREAS, as a condition precedent to the making of the Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement and entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement dated August 5, 2004 made by the Grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

        WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Patents of the Grantors, and have agreed as a condition thereof to execute this Patent Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

        Section 1.    Grant of Security.    Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor's right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), whether now owned or existing or hereafter acquired or arising:

          (a)   each Patent owned by the Grantor, including, without limitation, each U.S. Patent referred to in Schedule 1 hereto; and

          (b)   any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.

        Section 2.    Security for Obligations.    The grant of continuing security interest in the Patent Collateral by each Grantor under this Patent Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

        Section 3.    Recordation.    Each Grantor authorizes and requests that the Commissioner for Patents and any other applicable government officer record this Patent Security Agreement.

        Section 4.    Execution in Counterparts.    This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Section 5.    Grants, Rights and Remedies.    This Patent Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Administrative Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto.

        Section 6.    GOVERNING LAW.    THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

REFCO FINANCE HOLDINGS LLC
By:
Title:
NEW REFCO GROUP LTD., LLC
By:
Title:
[OTHER GRANTORS]

Schedule 1
to Patent
Security Agreement

[NAME OF GRANTOR]

U.S. PATENTS AND U.S. DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title

U.S. PATENT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

Exhibit D to the
Security Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

        This Trademark Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Trademark Security Agreement") dated                         , 20     is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        WHEREAS, Refco Finance Holding LLC, a Delaware limited liability company, has entered into a Credit Agreement dated as of August 5, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with New Refco Group Ltd., LLC, a Delaware limited liability company ("Holdings"), Bank of America, N.A., as the L/C Issuer, the Swing Line Lender and the Administrative Agent, the other Agents named therein and the Lenders party thereto.

        WHEREAS, as a condition precedent to the making of the Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement and entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement dated August 5, 2004 made by the Grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

        WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Trademarks of the Grantors, and have agreed as a condition thereof to execute this Trademark Security Agreement for recording with the U.S. Patent and Trademark Office and any other appropriate governmental authorities.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

        Section 1.    Grant of Security.    Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in all of such Grantor's right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether now owned or existing or hereafter acquired or arising:

          (i)    each U.S. Trademark owned by the Grantor, including, without limitation, each U.S. Trademark registration and application therefor, referred to in Schedule 1 hereto (provided that no security interest shall be granted in U.S. intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law), and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark; and

          (ii)   any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing, including, without limitation, all Proceeds of and revenues from any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.

        Section 2.    Security for Obligations.    The grant of continuing security interest in the Trademark Collateral by each Grantor under this Trademark Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

        Section 3.    Recordation.    Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer record this Trademark Security Agreement.

        Section 4.    Execution in Counterparts.    This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Section 5.    Grants, Rights and Remedies.    This Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Administrative Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto.

        Section 6.    GOVERNING LAW.    THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

REFCO FINANCE HOLDINGS LLC
By:
Title:
NEW REFCO GROUP LTD., LLC
By:
Title:
[OTHER GRANTORS]

Schedule 1
to Trademark
Security Agreement

U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	REG. NO.	REG. DATE

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  Exhibit 10.3